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Exhibit 2.2


   List of Omitted Schedules and Exhibits to the Agreement and Plan of Merger filed as Exhibit 2.1 to this Report

     SCHEDULES
     ---------

     3.1            Distribution Amounts, Percentages of Merger Consideration
     5.2(a)         Organizational Documents
     5.2(b)         Foreign Qualifications
     5.3(a)         Company Obligations to Issue Additional Capital Stock
     5.3(b)         Subsidiary Capitalization and Obligations to Issue
                    Additional Capital Stock
     5.5            Conflicts Arising from Merger Agreement
     5.6            Subsidiaries of the Company
     5.7            Financial Statements
     5.10           Material Changes
     5.11           Taxes
     5.12           Title to Assets
     5.13           Real Property
     5.14           Personal Property
     5.15(a)        Patents
     5.15(b)        Royalties
     5.15(c)        Officer, Director, Independent Contractor, Employee Rights
                    in Intellectual Property
     5.15(e)        Copyright, Patent, Trademark Applications and Registrations
     5.15(g)        Affect of Merger on Intellectual Property Rights
     5.16(a)        Computer Programs, Materials, Tapes, Source and Object Codes
     5.16(e)        Grants of License, Option or Right to Computer Software and
                    Databases
     5.16(g)        Warranties to Third Parties Regarding Intellectual Property
     5.17(a)        Nonconforming Warranties
     5.17(b)        Nonconforming Products and Services
     5.17(c)        Product Liability and Warranty Claims
     5.19           Accounts Receivable
     5.20           Insurance
     5.20(a)        Insurance Claims Pending
     5.22           Licenses and Orders
     5.23           Employee Benefit Plans
     5.24(a)(i)     Purchase Orders - Non Capital Assets
     5.24(a)(ii)    Purchase Orders - Capital Assets
     5.24(a)(iii)   Employment or Other Affiliate Contracts
     5.24(a)(iv)    Sales Representatives
     5.24(a)(v)     Powers of Attorney
     5.24(a)(vi)    Intellectual Property Contracts
     5.24(a)(vii)   Other Critical Contracts
     5.24(a)(viii)  Warranty Contracts and Maintenance Contracts
     5.24(a)(ix)    Other Contracts
     5.24(c)        Limits to Enforceability
     5.25           Suppliers and Customers
     5.26(a)        Employees and Independent Contractors
     5.26(b)(i)     Employment Contracts Not Terminable at Will
     5.26(b)(ii)    Obligations to Employees and Independent Contractors
     5.26(c)        Union and Collective Bargaining Agreements
     5.26(d)        Employment Losses
     5.27           Brokers and Finders
     5.29           Litigation
     5.30           Interested Transactions
     5.31           Environmental Litigation
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     5.32           Year 2000 Compliance
     5.33           Accounts Payable
     6.4            Brokers and Finders
     7.1(g)         Mergers with Other Entities
     7.7            Vacation, Holiday Pay, Etc.


     EXHIBITS
     --------

     3.3(b)         Escrow Agreement
     10.11          Indemnification Agreement
     10.12          Release